SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

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JNL Series Trust
(Name of Registrant As Specified In Its Charter)

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1 Corporate Way Lansing, MI 48951 517/381-5500

Dear Variable Annuity and Variable Life Contract Owners:

Although you are not a shareholder of JNL Series Trust (the “Trust”), your purchase payments and the earnings on such purchase payments under your variable contracts (“Variable Contracts”) issued by Jackson National Life Insurance Company (“Jackson”) or Jackson National Life Insurance Company of New York (“Jackson NY”) are invested in sub-accounts of separate accounts established by Jackson or Jackson NY that, in turn, are invested in shares of one or more of the series of the Trust. References to shareholders in the enclosed information statement for the Trust (the “Information Statement”) may be read to include you as an owner of a Variable Contract.

On May 30-31, 2024, the Board of Trustees (the “Board”) of the Trust voted to replace Wellington Management Company LLP (“Wellington”) with Mellon Investments Corporation (“MIC”) as the sub-adviser for the JNL/WMC Government Money Market Fund (the “Fund”), effective October 21, 2024. Dreyfus, a division of MIC, will be responsible for managing the investment and reinvestment of assets of the Fund. Enclosed please find the Trust’s Information Statement regarding this change in sub-adviser for the following Fund:

Prior Fund Name	New Fund Name
JNL/WMC Government Money Market Fund	JNL/Dreyfus Government Money Market Fund

The Information Statement is furnished to shareholders of the Fund on behalf of the Board of the Trust, a Massachusetts business trust, located at 1 Corporate Way, Lansing, Michigan 48951.

The Trust has filed an amendment to the registration statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, for the Trust to reflect the changes discussed in this Information Statement.

PLEASE NOTE THAT WE ARE NOT ASKING YOU FOR VOTING INSTRUCTIONS, AND YOU ARE REQUESTED NOT TO SEND US VOTING INSTRUCTIONS.

If you have any questions regarding any of the changes described in the Information Statement, please call one of the following numbers on any business day: 1-800-644-4565 (Jackson Service Center) or 1-800-599-5651 (Jackson NY Service Center), write to JNL Series Trust, P.O. Box 30314, Lansing, Michigan 48909-7814, or visit: www.jackson.com.

Sincerely, [•]
Mark D. Nerud
President, Chief Executive Officer, and Trustee
JNL Series Trust

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

August 19, 2024

This communication presents only an overview of the full Information Statement that is available to you on the internet relating to the JNL/WMC Government Money Market Fund (the “Fund”), a series of JNL Series Trust (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for review:

JNL/WMC Government Money Market Fund Information Statement

The Information Statement details a recent sub-adviser change relating to the Fund. Specifically, the Board of Trustees of the Trust (the “Board”) approved the appointment of Mellon Investments Corporation to replace Wellington Management Company LLP as sub-adviser to the Fund. This change will be effective on October 21, 2024. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (“SEC”) that allows certain sub-adviser changes to be made without shareholder approval. The Manager of Managers Order instead requires that an Information Statement be sent to you. In lieu of physical delivery of the Information Statement, the Information Statement is available to you online.

All contract owners as of July 31, 2024, will receive this Notice. This Notice will be sent to contract owners on or about August 19, 2024. The full Information Statement will be available to view and print on the Trust’s website at [to be provided] until November 14, 2024. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Trust at 1-800-644-4565 (Jackson Service Center) or 1-800-599-5651 (Jackson NY Service Center), or by writing to JNL Series Trust, P.O. Box 30314, Lansing, Michigan 48909-7814, or by visiting: www.jackson.com.

If you want to receive a paper or email copy of the above listed document, you must request one. There is no charge to you for requesting a copy.

JNL Series Trust

JNL/WMC Government Money Market Fund

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

I.	Introduction

JNL Series Trust (the “Trust”), a Massachusetts business trust, is an open-end investment company, commonly known as a mutual fund, registered under the Investment Company Act of 1940, as amended (“1940 Act”). The Trust currently offers shares in 132 series (the “Funds”).

As investment adviser to the Funds, Jackson National Asset Management, LLC (“JNAM” or “Adviser”) selects, contracts with and compensates investment sub-advisers (the “Sub-Advisers”) to manage the investment and reinvestment of the assets of most of the Funds. While the Sub-Advisers are primarily responsible for the day-to-day portfolio management of the Funds, JNAM monitors the compliance of the Sub-Advisers with the investment objectives and related policies of those Funds and reviews the performance of the Sub-Advisers and reports on such performance to the Board of Trustees of the Trust (the “Board”). Jackson National Life Distributors LLC (“JNLD”), an affiliate of the Trust and of the Adviser, is the principal underwriter for the Trust. JNAM is an indirect, wholly owned subsidiary of Jackson Financial Inc. (“Jackson Financial”), a leading provider of retirement products for industry professionals and their clients. Jackson Financial and its affiliates offer variable, fixed and fixed index annuities designed for tax-efficient growth and distribution of retirement income for retail customers, as well as products for institutional investors.

On May 30-31, 2024, the Board, including a majority of the Trustees who are not “interested persons” as defined by the 1940 Act (the “Independent Trustees”), of the JNL/WMC Government Money Market Fund (the “Fund”) voted to replace Wellington Management Company LLP (“Wellington”) with Mellon Investments Corporation (“MIC”) as the Sub-Adviser to the Fund and to approve an amendment to the Sub-Advisory Agreement between JNAM and MIC (the “MIC Sub-Advisory Agreement”) appointing MIC as the Sub-Adviser for Fund (the “MIC Amendment”). MIC currently serves as a Sub-Adviser to other Funds advised by JNAM. Dreyfus, a division of MIC, will be responsible for investment and reinvestment of assets of the Fund.

The purpose of this information statement (the “Information Statement”) is to provide you with information about the MIC Amendment and about MIC’s appointment as the new Sub-Adviser to the Fund, effective October 21, 2024. In connection with MIC’s appointment, the Fund’s name will change to the JNL/Dreyfus Government Money Market Fund, effective October 21, 2024.

This Information Statement is provided in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Order”) that the Trust and its Adviser received from the U.S. Securities and Exchange Commission (the “SEC”). The Order permits JNAM to enter into sub-advisory agreements appointing Sub-Advisers that are not affiliates of the Adviser (other than by reason of serving as a Sub-Adviser to a Fund) without approval by the shareholders of the relevant Fund. The Adviser, therefore, is able to change unaffiliated Sub-Advisers from time to time, subject to Board approval, without the expense and delays associated with obtaining shareholder approval. However, a condition of this Order is that notice and certain information be sent to shareholders informing them of changes in Sub-Advisers.

MIC, a Delaware corporation, is located at BNY Mellon Center, One Boston Place, 201 Washington Street, Boston, Massachusetts 02108. MIC is a subsidiary of The Bank of New York Mellon Corporation (“BNY Mellon”), a multi-boutique asset management business. Dreyfus is located at 200 Park Avenue, New York, New York 10166. Dreyfus is a division of MIC specializing in cash and liquidity management.

This Information Statement is being provided to shareholders of record for the Fund as of July 31, 2024. It will be mailed on or about August 19, 2024.

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II.	Changes To the Fund Name and Principal Investment Strategies

Upon the replacement of Wellington with MIC as Sub-Adviser, effective October 21, 2024, the name of the Fund will change as follows:

Prior Fund Name	New Fund Name
JNL/WMC Government Money Market Fund	JNL/Dreyfus Government Money Market Fund

The Fund’s principal investment strategies will also change as a result of the appointment of MIC as Sub-Adviser to the Fund. Effective October 21, 2024, the principal investment strategies for the Fund will be as follows:

Principal Investment Strategies. Under normal circumstances, the Fund seeks to achieve its investment objective by investing at least 99.5% of its total assets in cash, U.S. Government securities, and/or repurchase agreements that are “collateralized fully” (i.e., collateralized by cash or government securities). The government securities typically have a maximum remaining maturity of 397 calendar days and the repurchase agreements are collateralized by cash or government securities. Under normal circumstances, the Fund will invest at least 80% of its assets (net assets plus the amount of any borrowings made for investment purposes) in government securities or repurchase agreements collateralized by government securities. As a government money market fund, the Fund is exempt from requirements that permit money market funds to impose a liquidity fee. While the Fund’s Board of Trustees may elect to subject the Fund to liquidity fee requirements in the future, the Board of Trustees has not elected to do so at this time.

The Fund seeks to maintain a stable net asset value of $1.00 per share, neither the Federal Deposit Insurance Company, nor any other government agency insures or protects your investment.

III.	Investment Sub-Advisory Agreement with Mellon Investments Corporation

Wellington is the current Sub-Adviser to the Fund, pursuant to an Amended and Restated Sub-Advisory Agreement between JNAM and Wellington, effective September 1, 2022, as amended, which was most recently approved by the Board at a meeting held on August 29-31, 2023. On May 30-31, 2024, the Board, including a majority of the Independent Trustees, voted to replace Wellington with MIC as Sub-Adviser for the Fund and approved the MIC Amendment. Pursuant to the Order, shareholder approval is not required for the MIC Amendment because MIC is not affiliated with JNAM.

The MIC Sub-Advisory Agreement provides that, unless it is sooner terminated as provided therein, it will remain in effect for its initial term, and thereafter only so long as the continuance is approved at least annually by September 30th by the Board or by vote of a majority of the outstanding voting securities of each Fund, and in either event approved also by a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. The MIC Sub-Advisory Agreement may be terminated as to a Fund at any time, without the payment of any penalty, on sixty (60) days’ written notice by the Trust or JNAM with the consent of the Board (including a majority of the Independent Trustees), or by MIC on sixty (60) days’ written notice to the Trust and the other party. The MIC Sub-Advisory Agreement also terminates automatically in the event of its assignment or the assignment or termination of the Amended & Restated Investment Advisory and Management Agreement between JNAM and the Trust, as amended, effective September 13, 2021.

The MIC Sub-Advisory Agreement generally provides that MIC, its officers, directors, employees, agents or affiliates will not be subject to any liability to JNAM or the Fund or their directors, officers, employees, agents, or affiliates for any error of judgment or mistake of law or for any loss suffered by the Fund, any shareholder of the Fund or the Adviser in connection with the performance of MIC’s duties under the MIC Sub-Advisory Agreement or its failure to perform due to events beyond the reasonable control of MIC or its agents, except for a loss resulting from MIC’s willful misfeasance, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the MIC Sub-Advisory Agreement. There are no material changes to the MIC Sub-Advisory Agreement resulting from this Sub-Adviser replacement.

The management fees to be paid by the Fund will not increase as a result of the change in Sub-Adviser. The Fund currently pays JNAM an advisory fee equal to a percentage of its average daily net assets based on the following schedule:

JNL/WMC Government Money Market Fund
Advisory Fee Rates Before and After the Change in Sub-Adviser
Net Assets	Rate
$0 to $500 million	0.180%
$500 million to $3 billion	0.150%
$3 billion to $5 billion	0.140%
Over $5 billion	0.130%

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The following table sets forth the aggregate amount of management fees paid by the Fund to the Adviser for the year ended December 31, 2023. The pro forma aggregate amount of management fees paid to the Adviser would have been the same had the Sub-Adviser change occurred during the applicable period.

Fund Name	Actual Fees	Percentage of the Fund’s Net Assets
JNL/WMC Government Money Market Fund	$4,803,824*	0.15%
*For the year ended December 31, 2023, pursuant to the Expense Limitation Agreement, the JNL/WMC Government Money Market Fund incurred recaptured fees in the amount of $4,517,660 (0.15% as a percentage of the Fund’s Net Assets). These recaptured fees included both management and administrative fees.

JNAM is responsible for paying the Sub-Adviser out of its own resources. Under the MIC Sub-Advisory Agreement, the sub-advisory fee schedule is different than the sub-advisory fee schedule used to compensate Wellington. Wellington is currently paid a sub-advisory fee equal to a percentage of the Fund’s average daily net assets based on the below schedule:

JNL/WMC Government Money Market Fund
Sub-Advisory Rate Before the Change in Sub-Adviser
Net Assets	Annual Rate
$0 to $1 billion	0.040%
$1 billion to $4 billion	0.025%
Over $4 billion	0.020%

Under the MIC Amendment, MIC will be paid a sub-advisory fee equal to a percentage of the Fund’s average daily net assets based on the below schedule:

JNL/Dreyfus Government Money Market Fund
Sub-Advisory Rate After the Change in Sub-Adviser
Net Assets	Annual Rate
All assets	0.020%

The following table sets forth the amount of sub-advisory fees paid by JNAM to Wellington for its services to the Fund for the one-year period ended December 31, 2023. The pro forma sub-advisory fees would have been lower had the Sub-Adviser change occurred during the applicable period.

Fund Name	Actual Fees	Percentage of the Fund’s Net Assets
JNL/WMC Government Money Market Fund	$804,284	0.03%

IV.	Description of Mellon Investments Corporation

MIC is a corporation organized under the laws of the State of Delaware and is an indirect subsidiary of BNY Mellon. BNY Mellon is a publicly traded financial holding company. MIC is headquartered at One Boston Place, 201 Washington Street, Boston, Massachusetts 02108. MIC is composed of two divisions: Mellon, which specializes in index management, and Dreyfus, which specializes in cash management and short duration strategies.

Executive/Principal Officers and Directors of MIC:

Names	Title	Principal Address
Smits, Hanneke	Director	160 Queen Victoria St. London EC4V 4LA, United Kingdom
Najjar, Lori, Ann	Chief Compliance Officer	One Boston Place, 201 Washington St. Boston, MA 02108
Pierce, Stephanie, Miller	Chief Executive Officer & Director	One Boston Place, 201 Washington St. Boston, MA 02108
Drake, Giuliette	Chief Financial Officer	144 Glenn Curtiss Boulevard Uniondale, NY 11556
Mackenzie-Perman, Kimberly	Director	240 Greenwich St. New York, NY 10286
Kingsley, David, Wayne	Chief Operating Officer	One Boston Place, 201 Washington St. Boston, MA 02108

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MIC is a direct wholly owned subsidiary of MBC Investments Corporation, a Delaware corporation (“MBC”). MBC is a holding company, the principal business activities of which are to hold the stock of various other companies. The address of the principal office of MBC is Bellevue Corporate Center, 301 Bellevue Parkway, 3rd Floor, Wilmington, Delaware 19809.

MBC is a direct wholly owned subsidiary of BNY Mellon IHC, LLC, a Delaware limited liability company (“BNY Mellon IHC”). BNY Mellon IHC is a holding company, the principal business activities of which are to hold the stock of various other companies. The address of the principal office of BNY Mellon IHC is 240 Greenwich Street, New York, New York 10286.

BNY Mellon IHC is a direct wholly owned subsidiary of BNY Mellon. Its principal business is divided into two principal segments, Investment Services and Investment and Wealth Management. The address of the principal office of BNY Mellon is 240 Greenwich Street, New York, New York, 10286.

As the Sub-Adviser to the Fund, MIC and its Dreyfus division will provide the Fund with investment research, advice, and supervision, and will manage the Fund’s portfolio consistent with its investment objective and policies, including the purchase, retention, and disposition of securities, as set forth in the Fund’s current Prospectus. The principal risks of investing in the Fund will also be listed in the Fund’s Prospectus under the heading “Principal Risks of Investing in the Fund.”

As of [July 31, 2024], no Trustees or officers of the Trust were officers, employees, directors, general partners, or shareholders of MIC, and no Trustees or officers of the Trust owned securities or had any other material direct or indirect interest in MIC or any other entity controlling, controlled by or under common control with MIC. In addition, no Trustee has had any material interest, direct or indirect, in any material transactions since January 1, 2023, the beginning of the Trust’s most recently completed fiscal year, or in any material proposed transactions, to which MIC, any parent or subsidiary of MIC, or any subsidiary of the parent of such entities was or is to be a party.

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V.	Other Investment Companies Advised by Mellon Investments Corporation

The following table sets forth the size and rate of compensation for other funds advised by MIC having similar investment objectives and policies as those of the Fund.

Similar Mandate	Assets Under Management as of June 30, 2024 (millions)	Rate of Compensation
Comparable Fund 1	$2,218	0.04% of the portfolio’s average daily assets up to and including $1.5 billion 0.0375% of the portfolio's average daily assets in excess of $1.5 billon
Comparable Fund 2	$584	0.04% of the portfolio’s average daily assets up to and including $1.5 billion 0.0375% of the portfolio's average daily assets in excess of $1.5 billion
Comparable Fund 3	$229

0.015% of the portfolio’s average daily assets up to and including $10 million

0.010% of the portfolio’s average daily assets between $10 million and $30 million

0.007% of the portfolio’s average daily assets between $30 million and $60 million

0.005% of the portfolio’s average daily assets between $60 million and $110 million

0.003% of the portfolio’s average daily assets between $110 million and $500 million

0.0025% of the portfolio’s average daily assets between $500 million and $1 billion

0.002% of the portfolio’s average daily assets in excess of $1 billion

VI.	Evaluation by the Board of Trustees

The Board oversees the management of the Fund and, as required by law, determines annually whether to approve the Fund’s sub-advisory agreement. At a meeting on May 30-31, 2024, the Board, including a majority of the Independent Trustees, considered information relating to the appointment of MIC to replace Wellington as Sub-Adviser to the Fund and the MIC Amendment.

In advance of the meeting, independent legal counsel for the Independent Trustees requested that certain information be provided to the Board relating to the MIC Sub-Advisory Agreement. The Board received, and had the opportunity to review, this and other materials, ask questions, and request further information in connection with its consideration of the MIC Sub-Advisory Agreement. With respect to its approval of the MIC Sub-Advisory Agreement, the Board noted that the MIC Sub-Advisory Agreement was with a Sub-Adviser that already provides services to existing Funds in the Trust. Thus, the Board also considered relevant information provided at previous Board meetings. At the conclusion of the Board’s discussions, the Board approved the MIC Amendment.

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In reviewing the MIC Amendment and considering the information, the Board was advised by independent legal counsel. The Board considered the factors it deemed relevant and the information provided by MIC and the Adviser for the May meeting and for previous meetings, as applicable, including: (1) the nature, quality, and extent of the services to be provided, (2) the investment performance of the Fund, (3) cost of services of the Fund, (4) profitability data, (5) whether economies of scale may be realized and shared, in some measure, with investors as the Fund grows, and (6) other benefits that may accrue to MIC through its relationship with the Trust. In its deliberations, the Board, in exercising its business judgment, did not identify any single factor that alone was responsible for the Board’s decision to approve the MIC Amendment. Certain of the factors considered in the Board's deliberations are described below, although individual Trustees may have evaluated the information presented differently from one another, attributing different weights to various factors.

Before approving the MIC Amendment, the Independent Trustees met in executive session with their independent legal counsel to consider the materials provided by JNAM and MIC and to consider the terms of the MIC Amendment. Based on its evaluation of those materials and the information the Board received throughout the year at its regular meetings, the Board, including the interested and Independent Trustees, concluded that the MIC Amendment is in the best interests of the shareholders of the Fund. In reaching its conclusions, the Board considered numerous factors, including the following:

Nature, Quality and Extent of Services

The Board examined the nature, quality, and extent of the services provided and to be provided by MIC. The Board considered the sub-advisory services to be provided by MIC. The Board noted JNAM’s evaluation of MIC, as well as JNAM’s recommendation, based on its review of MIC, in connection with its approval of the MIC Amendment. The Board also considered the various business-related risks JNAM faces as a result of managing the Fund, including entrepreneurial, legal and litigation risks, some of which may be significant.

The Board reviewed the qualifications, backgrounds and responsibilities of MIC’s portfolio managers who would be responsible for the day-to-day management of the Fund. The Board reviewed information pertaining to MIC’s organizational structure, senior management, financial condition, investment operations, and other relevant information pertaining to MIC. The Board considered compliance reports about MIC from the Trust’s Chief Compliance Officer.

Based on the foregoing, the Board concluded that the Fund is likely to benefit from the nature, extent, and quality of the services provided and to be provided by MIC under the MIC Amendment and the MIC Sub-Advisory Agreement.

Investment Performance

The Board reviewed the performance of other funds managed by MIC with investment strategies similar to that of the Fund, the benchmark index, and a peer group. The Board concluded that it would be in the best interests of the Fund and its shareholders to approve the MIC Amendment.

Costs of Services

The Board reviewed the fee to be paid to MIC. The Board reviewed fee data provided by MIC with respect to other funds advised by the MIC with investment strategies similar to the Fund. The Board noted that the Fund’s sub-advisory fee would be paid by JNAM (not the Fund) and, therefore, would be neither a direct shareholder expense nor a direct influence on the Fund’s total expense ratio.

The Board considered that the Fund’s proposed sub-advisory fee is lower than the current sub-advisory fee and the peer group average, respectively. The Board further considered that the Fund’s current advisory fee and total expense ratio are lower than their respective peer group averages. The Board further noted that in conjunction with the MIC Amendment, the Fund’s advisory fee and total expense ratio are not proposed to change. The Board concluded that the fees are in the best interests of the Fund and its shareholders in light of the services to be provided.

Profitability

The Board considered information concerning the costs to be incurred and profits expected to be realized by JNAM and MIC. The Board determined that profits expected to be realized by JNAM and MIC were not unreasonable.

Economies of Scale

The Board considered whether the Fund’s proposed fees reflect the potential for economies of scale for the benefit of Fund shareholders. Based on information provided by JNAM and MIC, the Board noted that the advisory fee arrangement for the Fund contains breakpoints that decrease the fee rate as assets increase. The Board also noted that, while the sub-advisory fee arrangement for the Fund does not contain breakpoints that decrease the fee rate as assets increase, the sub-advisory fee for the Fund will be paid by JNAM (not the Fund).

The Board concluded that the Fund’s fee schedules in some measure share economies of scale with shareholders.

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Other Benefits to MIC

In evaluating the benefits that may accrue to MIC through its relationships with the Fund, the Board noted that MIC may from time to time pay for portions of meetings organized by the Fund’s distributor to educate wholesalers about the Fund. The Board considered JNAM’s assertion that those meetings do not yield a profit to the Fund’s distributor, that MIC is not required to participate in the meetings, and that recommendations to hire or fire MIC are not influenced by the willingness of MIC to participate in the meetings.

In evaluating the benefits that may accrue to MIC through its relationship with the Fund, the Board noted that MIC may receive indirect benefits in the form of soft-dollar arrangements for portfolio securities trades placed with the Fund’s assets and may also develop additional investment advisory business with JNAM, the Trust, or other clients of MIC as a result of its relationship with the Fund.

In light of all the facts noted above, the Board concluded that it would be in the best interests of the Fund and its shareholders to approve the MIC Amendment.

VII.	Additional Information

Ownership of the Fund

As of July 31, 2024, there were issued and outstanding the following number of shares for the Fund:

Fund	Shares Outstanding
JNL/WMC Government Money Market Fund (Class A)	[to be provided]
JNL/WMC Government Money Market Fund (Class I)	[to be provided]

[As of July 31, 2024, the officers and Trustees of the Trust, as a group, owned less than 1% of the then outstanding shares of the Fund.]

Because the shares of the Fund are sold only to Jackson National Life Insurance Company (“Jackson”), Jackson National Life Insurance Company of New York (“Jackson NY”), and certain affiliated funds organized as funds-of-funds, Jackson and Jackson NY, through its separate accounts, which hold shares of the Fund as funding vehicles for Variable Contracts, are the owners of record of substantially all of the shares of the Fund.

As of July 31, 2024, the following persons beneficially owned more than 5% of the shares of the Fund:

JNL/WMC Government Money Market Fund – Class A Shares
Contract Owner’s Name	Address	Percentage of Shares Owned
[to be provided]	[to be provided]	[to be provided]

JNL/WMC Government Money Market Fund – Class I Shares
Contract Owner’s Name	Address	Percentage of Shares Owned
[to be provided]	[to be provided]	[to be provided]

Persons who own Variable Contracts may be deemed to have an indirect beneficial interest in the Fund’s shares owned by the relevant separate accounts. As noted above, Variable Contract owners have the right to give instructions to the insurance company shareholders as to how to vote the Fund’s shares attributable to their Variable Contracts. To the knowledge of management of the Trust, as of July 31, 2024, the following person(s) have been deemed to have an indirect beneficial interest totaling more than 25% of the voting securities of the Fund.

JNL/WMC Government Money Market Fund – Class A Shares
Contract Owner’s Name	Address	Percentage of Shares Owned
[to be provided]	[to be provided]	[to be provided]

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JNL/WMC Government Money Market Fund – Class I Shares
Contract Owner’s Name	Address	Percentage of Shares Owned
[to be provided]	[to be provided]	[to be provided]

Brokerage Commissions and Fund Transactions

During the fiscal year ended December 31, 2023, the Fund paid no commissions to any affiliated broker.

During the fiscal year ended December 31, 2023, the Fund paid $3,098,288 in administration fees and $8,524,276 in 12b-1 fees to the Adviser and/or its affiliated persons. These services will continue to be provided following the approval of the MIC Amendment.

VIII.	Other Matters

The Trust will furnish, without charge, a copy of the Trust’s annual report for the fiscal year ended December 31, 2023, or a copy of the Trust’s prospectus and statement of additional information to any shareholder upon request. To obtain a copy, please call 1-800-644-4565 (Jackson Service Center) or 1-800-599-5651 (Jackson NY Service Center), write to the JNL Series Trust, P.O. Box 30314, Lansing, Michigan 48909-7814, or visit www.jackson.com.

JNAM, located at 1 Corporate Way, Lansing, Michigan 48951, serves as the investment adviser to the Trust and provides the Fund with professional investment supervision and management. JNAM is registered with the SEC under the 1940 Act, as amended. JNAM is an indirect, wholly owned subsidiary of Jackson Financial, a leading provider of retirement products for industry professionals and their clients. Jackson Financial and its affiliates offer variable, fixed and fixed index annuities designed for tax-efficient growth and distribution of retirement income for retail customers, as well as products for institutional investors. Jackson Financial is also the ultimate parent of PPM America, Inc. JNAM also serves as the Trust’s administrator. JNLD, an affiliate of the Trust and the Adviser, is principal underwriter for the Trust and an indirect, wholly owned subsidiary of Jackson. JNLD is located at 300 Innovation Drive, Franklin, Tennessee 37067.

The Trust is not required to hold annual meetings of shareholders, and, therefore, it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust at a reasonable time before the Trust’s solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting.

The cost of the preparation, printing, and distribution of this Information Statement will be paid by JNAM.

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